SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): August 3, 2004

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

Exhibit Number	Description of Exhibits

99.1	Emerson's August 3, 2004 Press Release announcing its third quarter of fiscal 2004 results.

Item 9.    Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Apr '04	May '04	Jun '04
Process Control	+5	0 to +5	+5
Industrial Automation	+10 to +15	+10 to +15	+15 to +20
Electronics and Telecom	+15 to +20	+15 to +20	+15 to +20
HVAC	>20+	>20+	>20+
Appliance and Tools	+10 to +15	+5 to +10	+5 to +10
Total Emerson	+10 to +15	+10 to +15	+10 to +15

June ‘04 Order Comments:

Underlying orders improved driven by solid demand across the company, particularly in the Industrial Automation, Process Control, and Electronics and Telecommunications markets. There was no overall impact from currency exchange rates.

Solid order rates in Process Control continued, driven by increases in measurement products, valves and regulators and solid growth in Asia, Europe, Latin America and the Middle East.

Orders in Industrial Automation accelerated with increased demand in the United States driven by strength in nearly all the businesses in this segment.

The Electronics and Telecommunications segment continued to experience strong order growth driven by the OEM and systems businesses, strength in Asia, as well as solid demand in the U.S. market.

HVAC orders reflect continued gains worldwide and strength in the U.S. and Asian markets.

Orders in the Appliance and Tools segment continued to be positive across nearly every business in the consumer and professional markets.

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Item 12.   Results of Operations and Financial Condition.

Quarterly Earnings Press Release
On August 3, 2004, a press release was issued regarding earnings results of Emerson Electric Co. (EMR) for the third quarter ended June 30, 2004. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While Emerson believes these non-GAAP financial measures are useful in evaluating the company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: August 3, 2004	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Emerson's August 3, 2004 Press Release announcing its third quarter of fiscal 2004 results.

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